Exhibit 99.1

PRESS RELEASE

P10 Reports Fourth Quarter and Year End 2021 Results

Record Results Driven by a 123% increase in Year-Over-Year Revenue and a 36% Increase in Year-Over-Year Fee Paying Assets Under Management

Dallas, Texas – March 1, 2022 – P10, Inc. (NYSE: PX), a leading private markets solutions provider, today reported financial results for the fourth quarter and year ended December 31, 2021.

Fourth Quarter 2021 Financial Highlights:

•	Fee Paying Assets Under Management: $17.3 billion, a 36% increase year-over-year.

•	Revenue: $45.6 million for the quarter, an 85% increase year-over-year.

•

GAAP Net Income: $1.5 million, a 93% decrease year-over-year, primarily attributable to non-cash expenses incurred during the quarter for debt refinance, contingent consideration costs associated with the Hark Capital and Bonaccord Capital Partners acquisitions, and additional intangible asset amortization expense from acquisitions.

•	Adjusted EBITDA: $26.4 million, a 114% increase year-over-year.

•	Adjusted Net Income: $21.9 million, a 157% increase year-over-year.

•	Fully diluted GAAP EPS: $.02, a 94% decrease year-over-year year primarily attributable to the Company’s debt refinancing and acquisition costs.

•	Fully diluted ANI per share: $.18, a 125% increase year-over-year.

Fiscal Year End 2021 Financial Highlights:

•	Revenue: $150.5 million, a 123% increase year-over-year.

•

GAAP Net Income: $10.8 million, a 55% decrease year-over-year, primarily attributable to non-cash expenses incurred during Q4 for debt refinance, contingent consideration costs associated with the Hark Capital and Bonaccord Capital Partners acquisitions, and additional intangible asset amortization expense from acquisitions.

•	Adjusted EBITDA: $83.1 million, a 139% increase year-over-year.

•	Adjusted Net Income: $62.8 million, a 162% increase year-over-year.

•	Fully diluted GAAP EPS: $.08, a 78% decrease year-over-year primarily attributable to the Company’s debt refinancing and acquisition costs.

•	Fully diluted ANI per share: $.56, a 93% increase year-over-year.

Robert Alpert, Chairman and Co-CEO, and Co-CEO Clark Webb said, “In 2021, P10 strengthened its position as the premier specialized private markets solution provider in the middle and lower middle market. We deepened our market presence by expanding product offerings and adding two leading investment firms to our lineup, Hark Capital and

Bonaccord Capital Partners. During 2021, investors purchased 20 million Class A shares at $12 per share through an initial public offering and concurrent listing on the New York Stock Exchange and we refinanced $250 million of debt with a new facility that is estimated to save the Company approximately $8 million in 2022. We are well positioned for continued growth.”

A presentation of the fourth quarter and year end 2021 financials may be accessed HERE and is available on the Company’s website.

Conference Call Details:

The company will host a conference call at 8:30 a.m. Eastern Time on Tuesday, March 1, 2022. The call will be webcast live and may be accessed HERE

All participants joining by telephone should dial one of the following numbers, followed by the Participant Code provided:

United States:     1-646-904-5544 or 1-844-200-6205

Canada:     1-226-828-7575

All other locations:    1-929-526-1599

Participant Code:    181724

For those unable to participate in the live call, a replay will be made available on P10’s investor relations page.

About P10

P10 is a leading multi-asset class private markets solutions provider in the alternative asset management industry. P10’s mission is to provide its investors differentiated access to a broad set of investment solutions that address their diverse investment needs within private markets. As of December 31, 2021, P10 has a global investor base of over 2,400 investors across 46 states, 29 countries and six continents, which includes some of the world’s largest pension funds, endowments, foundations, corporate pensions and financial institutions. Visit www.p10alts.com.

Forward Looking Statements

Some of the statements in this release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “believe,” “estimate,” “continue,” “anticipate,” “intend,” “plan” and similar expressions are intended to identify these forward-

looking statements. Forward-looking statements discuss management’s current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance, and business. The inclusion of any forward-looking information in this release should not be regarded as a representation that the future plans, estimates or expectations contemplated will be achieved. Forward-looking statements are subject to various risks, uncertainties, and assumptions. Forward-looking statements reflect management’s current plans, estimates and expectations and are inherently uncertain. All forward-looking statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different, including risks relating to: global and domestic market and business conditions; successful execution of business and growth strategies and regulatory factors relevant to our business; changes in our tax status; our ability to maintain our fee structure; our ability to attract and retain key employees; our ability to manage our obligations under our debt agreements; as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy; and our ability to manage the effects of events outside of our control.

The foregoing list of factors is not exhaustive. For more information regarding these risks and uncertainties as well as additional risks that we face, you should refer to the “Risk Factors” included in our prospectus dated October 20, 2021, filed with the U.S. Securities and Exchange Commission (“SEC”) on October 22, 2021, and in our quarterly report on Form 10-Q for the quarter ended September 30, 2021 and in our subsequent reports filed from time to time with the Securities and Exchange Commission. The forward-looking statements included in this release are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information or future events, except as otherwise required by law.

Use of Non-GAAP Financial Measures by P10, Inc.

The non-GAAP financial measures contained in this press release (including, without limitation, Adjusted EBITDA, Adjusted Net Income and fee-paying assets under management) are not GAAP measures of the Company’s financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. A reconciliation of such non-GAAP measures is included in the presentation of the fourth quarter and year end financials. The Company believes the presentation of these non-GAAP measures provide useful additional information to investors because it provides better comparability of ongoing operating performance to prior periods. It is reasonable to expect that one or more excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period. Fee paying assets under management reflects the assets from which we earn management and advisory fees. Our vehicles typically earn management and advisory fees based on committed capital, and in certain cases, net invested capital, depending on the fee terms. Management and advisory fees based on committed capital are not affected by market appreciation or depreciation. You are encouraged to evaluate each adjustment to non-GAAP financial measures and the reasons management considers it appropriate for supplemental analysis. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Ownership Limitations

P10’s Certificate of Incorporation contains certain provisions for the protection of tax benefits relating to P10’s net operating losses. Such provisions generally void transfers of shares that would result in the creation of a new 4.99% shareholder or result in an existing 4.99% shareholder acquiring additional shares of P10.

P10 Press and Investor Contact:

info@p10alts.com

Fourth Quarter and Year End 2021 Results Earnings Presentation

Legal Disclaimer IMPORTANT NOTICES The inclusion of references to P10, Inc. (the “Company”) in this presentation is for information purposes only as the holding company of various subsidiaries. P10 does not offer investment advisory services and this presentation is neither an offer of any investment products nor an offer of advisory services by P10. By accepting this presentation, you acknowledge that P10 is not offering investment advisory services. All investment advisory services referenced in this presentation are provided by subsidiaries of P10 which are registered as investment advisers with the U.S. Securities and Exchange Commission (“SEC”). Accordingly, this presentation may be considered marketing materials, in which event it would be marketing materials of each registered investment adviser subsidiary only. To the extent you have any questions regarding this presentation, please direct them to the applicable subsidiary. Registration as an investment adviser does not imply any level of skill or training. This presentation does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation of any security or any other investment product. Any securities described herein have not been recommended by any U.S. federal or state or non-U.S. securities commission or regulatory authority, including the SEC. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary is a criminal offense. Nothing herein is intended to provide tax, legal or investment advice. CautionRegardingForward-LookingInformation Some of the statements in this presentation may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as will, expect, believe, estimate, continue, anticipate, intend, plan and similar expressions are intended to identify these forward-looking statements. Forward-looking statements discuss management's current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business. The inclusion of any forward-looking information in this presentation should not be regarded as a representation that the future plans, estimates or expectations contemplated will be achieved. Forward-looking statements are subject to various risks, uncertainties and assumptions. Forward-looking statements reflect management’s current plans, estimates and expectations and are inherently uncertain. All forward-looking statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different, including risks relating to: global and domestic market and business conditions; successful execution of business and growth strategies and regulatory factors relevant to our business; changes in our tax status; our ability to maintain our fee structure; our ability to attract and retain key employees; our ability to manage our obligations under our debt agreements; as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy; and our ability to manage the effects of events outside of our control. The foregoing list of factors is not exhaustive. For more information regarding these risks and uncertainties as well as additional risks that we face, you should refer to the “Risk Factors” included in our prospectus dated October 20, 2021, filed with the SEC on October 22, 2021, and in our quarterly report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the SEC on November 22, 2021, and in our subsequent reports filed from time to time with the SEC. The forward-looking statements included in this presentation are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information or future events, except as otherwise required by law. CautionRegardingFinancialandOperatingProjections All financial and operating projections, forecasts or estimates about or relating to the Company included in this document, including statements regarding pro-forma valuation and ownership, have been prepared based on various estimates, assumptions and hypothetical scenarios. Forecasts and projections of financial performance, valuation and operating results are, by nature, speculative and based in part on anticipating and assuming future events (and the effects of future events) that are impossible to predict and no representation of any kind is made with respect thereto. The Company’s future results and achievements will depend on a number of factors, including the accuracy and reasonableness of the assumptions underlying any forecasted information as well as on significant transaction, business, economic, competitive, regulatory, technological and other uncertainties, contingencies and developments that in many cases will be beyond the Company’s control. Accordingly, all projections or forecasts (and estimates based on such projections or forecasts) contained herein should not be viewed as an assessment, prediction or representation as to future results and interested parties should not rely, and will not be deemed to have relied, on any such projections or forecasts. Actual results may differ substantially and could be materially worse than any projection, forecast or scenario set forth in this document. The Company expressly disclaims any obligation to update or revise any of the projections, forecasts, models or scenarios contained herein to reflect any change in the Company’s expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. 2 Fourth Quarter and Year End 2021 Results

Legal Disclaimer (continued) Fee-Paying Assets Under Management, or FPAUM FPAUM reflects the assets from which we earn management and advisory fees. Our vehicles typically earn management and advisory fees based on committed capital, and in certain cases, net invested capital, depending on the fee terms. Management and advisory fees based on committed capital are not affected by market appreciation or depreciation. Use of Non-GAAP Financial Measures by P10, Inc. The non-GAAP financial measures contained in this presentation (including, without limitation, Adjusted EBITDA, Adjusted Net Income (“ANI”) and fee-paying assets under management are not GAAP measures of the Company’s financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. A reconciliation of such non- GAAP measures to their most directly comparable GAAP measure is included later in this presentation. The Company believes the presentation of these non-GAAP measures provide useful additional information to investors because it provides better comparability of ongoing operating performance to prior periods. It is reasonable to expect that one or more excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period. Adjusted EBITDA and adjusted net income should not be considered substitutes for net income or cash flows from operating, investing, or financing activities. You are encouraged to evaluate each adjustment to non-GAAP financial measures and the reasons management considers it appropriate for supplemental analysis. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. 3 Fourth Quarter and Year End 2021 Results

Today’s Presenters Robert Alpert C. Clark Webb Fritz Souder Co-CEO and Chairman Co-CEO COO Mark Hood Amanda Coussens Director of Investor Relations CFO and CCO 4 Fourth Quarter and Year End 2021 Results

Fourth Quarter and Year End 2021 Highlights

Strong organic growth drives record financial performance

Financial

- Fee paying assets under management (FPAUM) were $17.3Bn, an increase of 36% compared to December 31, 2020

	Three Months Ended		Twelve Months Ended			
Financial Results ($ in Millions)	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020	Q4'21 vs Q4'20	FY'21 vs FY'20
Actual FPAUM ($Bn)	$ 17.3	$ 12.7	$ 17.3	$ 12.7	36%	36%
Pro Forma FPAUM ($Bn)[1]	$ 17.3	$ 13.4	$ 17.3	$ 13.4	29%	29%
GAAP Financial Metrics						
Revenue	$ 45.6	$ 24.7	$ 150.5	$ 67.4	85%	123%
Operating Expenses	$ 33.3	$ 24.9	$ 110.0	$ 58.7	34%	88%
GAAP Net Income	$ 1.5	$ 20.6	$ 10.8	$ 23.8	-93%	-55%
Fully Diluted GAAP EPS	$ 0.02	$ 0.31	$ 0.08	$ 0.36	-94%	-78%
Non-GAAP Financial Metrics						
GAAP Revenue	$ 45.6	$ 24.7	$ 150.5	$ 67.4	85%	123%
Adjusted EBITDA [2]	$ 26.4	$ 12.3	$ 83.1	$ 34.8	114%	139%
Adjusted EBITDA Margin	58%	50%	55%	52%		
Adjusted Net Income [2]	$ 21.9	$ 8.5	$ 62.8	$ 23.9	157%	162%
Fully Diluted ANI EPS [3]	$ 0.18	$ 0.08	$ 0.56	$ 0.29	125%	93%

Notes:
1. FPAUM on a pro forma basis assumes the acquisitions of Five Points, TrueBridge, Enhanced, Bonaccord, and Hark were completed as of January 1, 2020.
2. Adjusted EBITDA and Adjusted Net Income are non-GAAP financial measures. Please refer to the Non-GAAP Financial Measures slide for a reconciliation of non-GAAP to GAAP measures.
3. Fully Diluted ANI EPS calculations include the total of all common shares, stock options under the treasury stock method, and the redeemable non-controlling interests of P10 Intermediate converted to Class B stock as of each period presented.

Fourth Quarter and Year End 2021 Results

P10

5

Fourth Quarter 2021 Highlights ì Fee paying assets under management (FPAUM) were $17.3Bn, an increase of $4.6Bn, or 36%, when compared to December 31, 2020, actuals Key Business (1) ì Organic FPAUM grew by $3.9Bn, or 29%, when compared to December 31, 2020, pro forma FPAUM Drivers ì Year-over-year revenue growth of 123% was driven by 25 funds that were active in the market fundraising or deploying capital ì October 21, 2021, investors purchased 20M shares at $12/share through an IPO and concurrent listing on the NYSE and began trading under the ticker PX ì November 19, 2021, the underwriters fully exercised their option to acquire an additional 3M shares of Capital Class A common stock. The shares were sold by certain stockholders of P10 Markets ì December 23, 2021, announced $250M debt refinancing ì December 31, 2021, Class A shares outstanding were 34,464,920 and Class B shares outstanding were 82,727,827 Notes: 1. Organic FPAUM is calculated on a pro forma basis assuming the acquisitions of Five Points, TrueBridge, Enhanced, Bonaccord, and Hark were completed as of January 1, 2020. 6 Fourth Quarter and Year End 2021 Results

Fourth Quarter 2021 Highlights ì December 23, 2021, announced $250M credit facility with a syndicate of banks led by JPMorgan Chase Bank, N.A., Texas Capital Bank, and 12 other financial institutions including a Minority Depository Institution and a Community Development Financial Institution ì Facility provides $125M term loan and a $125M revolving commitment with a four-year term ì The variable interest rate is based on SOFR, with Company paying 210 basis points over SOFR ì The company can choose a one-, three- or six-month SOFR rate for both the term and revolver portions of the loan; Currently the term portion is on a six-month rate reset to end on June 22, 2022, and portions Capital of the revolver reset in one and three months Markets ì Proceeds were used to (i) pay down the previous credit facility and pay transaction related expenses, (ii) pay off seller’s notes related to the RCP acquisition, (iii) finance working capital needs and for general corporate purposes ì As of December 31, 2021, the company paid off the previous facility, drew down the entire $125M term facility, and drew down $91M of the revolver ì On February 24, 2022, the company made a $25M additional debt repayment on the revolving credit facility. As a result, $65.9M remains available on the facility 7 Fourth Quarter and Year End 2021 Results

Preeminent Investment Teams Delivering Best-in-Class Performance

Superior Track Record Across a Broad Range of Portfolio Solutions[1]

RCP Advisors

Fund	Vintage	Fund Size ($M)	Called Capital	Net IRR	Net ROIC
Fund-of-Funds (as of 9/30/21)					
Fund I	2003	$92	105%	14.1%	1.8x
Fund II	2005	$140	109%	8.2%	1.5x
Fund III	2006	$225	107%	6.8%	1.4x
Fund IV	2007	$265	110%	14.4%	2.0x
Fund V	2008	$355	121%	13.4%	1.7x
Fund VI	2009	$285	114%	16.4%	2.1x
Fund VII	2011	$300	109%	18.1%	2.2x
Fund VIII	2012	$268	112%	21.5%	2.2x
Fund IX	2014	$350	105%	19.3%	1.8x
Fund X	2015	$332	103%	18.1%	1.6x
SEF	2017	$179	77%	26.8%	1.7x
Fund XI	2017	$315	86%	28.0%	1.7x
Fund XII	2018	$382	74%	18.9%	1.3x
Fund XIII	2019	$397	43%	-	-
Fund XIV	2020	$394	23%	-	-
SEF II	2020	$123	7%	-	-
Fund XV	2021	$435	6%	-	-
Fund XVI	2022	$187	1%	-	-
Secondary Funds (as of 9/30/21)					
SOF I	2009	$264	112%	22.0%	1.8x
SOF II	2013	$425	108%	11.6%	1.4x
SOF III	2018	$400	66%	64.6%	1.7x
SOF III Overage	2020	$87	43%	145.7%	1.5x
SOF IV	2021	$281	1%	-	-
Co-Investment Funds (as of 9/30/21)					
Direct I	2010	$109	82%	37.8%	3.0x
Direct II	2014	$250	87%	29.2%	2.6x
Direct III	2018	$385	78%	24.9%	1.4x
Direct IV	2021	$428	3%	-	-

TrueBridge Capital Partners

Fund	Vintage	Fund Size ($M)	Called Capital	Net IRR	Net ROIC
Fund-of-Funds (as of 9/30/21)					
Fund I	2007	$311	93%	14.1%	3.1x
Fund II	2010	$342	83%	24.2%	5.9x
Fund III	2013	$409	92%	24.1%	3.6x
Fund IV	2015	$408	91%	43.7%	3.8x
Fund V	2017	$460	89%	62.2%	2.3x
Fund VI	2019	$611	46%	88.7%	1.5x
Direct Investment Funds (as of 9/30/21)					
Direct Fund I	2015	$125	95%	40.3%	3.2x
Direct Fund II	2019	$196	93%	90.7%	1.8x

Enhanced Capital

Fund	Vintage	Invested ($M)	Called Capital	Net IRR	Net ROIC
Impact Funds (as of 9/30/21)					
Impact Credit	-	$611	-	7.4%	1.2x
Impact Equity	-	$445	-	20%+	1.2x

Notes:
1. See performance disclosure notes at the back of this presentation

Fourth Quarter and Year End 2021 Results

P10

8

Preeminent Investment Teams Delivering Best-in-Class Performance (1) Superior Track Record Across a Broad Range of Portfolio Solutions Fund Vintage Fund Size ($M) Called Capital Net IRR Net ROIC Fund Vintage Fund Size ($M) Called Capital Net IRR Net ROIC Equity Funds (as of 9/30/21) NAV Lending Funds (as of 9/30/21) Fund I 1998 $101 94% 12.7% 2.1x Fund I 2013 $106 119% 11.0% 1.3x Fund II 2007 $152 99% 12.4% 1.7x Fund II 2017 $203 75% 12.3% 1.3x Fund III 2013 $230 92% 24.3% 2.3x Fund III 2021 $400 0% - - Fund IV 2019 $230 22% - - Credit Funds (as of 9/30/21) Fund I 2006 $162 93% 12.2% 2.0x Fund II 2011 $227 100% 7.7% 1.6x Fund Vintage Fund Size ($M) Called Capital Net IRR Net ROIC Fund III 2016 $289 74% 15.2% 1.5x GP Stakes Funds (as of 9/30/21) Fund IV 2021 $290 11% - - Fund I 2019 $732 40% 19.2% 1.2x Notes: 1. See performance disclosure notes at the back of this presentation 9 Fourth Quarter and Year End 2021 Results

Fee Paying Assets Under Management Fourth Quarter and Year End 2021 Results

FPAUM and Average Fee Rate Detail

Robust Organic FPAUM Growth and Stable, Attractive Fee Rates

Organic FPAUM Growth[1]


($Bn)
18% CAGR
29% CAGR
9.6
11.9
13.4
13.9
15.1
16.3
17.3
2018PF
2019PF
2020PF
Q1'21 PF
Q2'21 PF
Q3'21 A
Q4'21 A
Organic FPAUM Growth
24%
12%
4%
9%
8%
6%

Average Fee Rate [2]


(Bps)
Average 2021A Fee Rate: 100bps
Quarterly average fee rates show the basis points attributable to base management fees and catch-up fees. On an annual basis, average fee rates continue to be stable at 100bps [3]
99
98
3
97
1
96
4
100
8
100
2020PF
Q1'21A
Q2'21A
Q3'21A
Q4'21A
2021A
Average FPAUM (Bn)
12.1
12.9
13.6
15.2
16.8
15.0

Notes:

1. Organic FPAUM is calculated on a pro forma basis assuming the acquisitions of Five Points, TrueBridge, Enhanced, Bonaccord, and Hark were completed as of January 1, 2018.
2. The average fee rates shown in the graph to the right for all 2021 values are calculated as actual average FPAUM as a quotient of actual revenue. FY 2020 numbers were calculated on a pro forma basis, inclusive of Five Points, TrueBridge, and Enhanced FPAUM and revenue for the full year.
3. Catch-up fees are earned from investors that committed near the end of the fundraising period of funds originally launched in prior periods, and as such the investors are required to pay a catch-up fee as if they had committed to the fund at the first closing. While catch-up fees are not a significant component of our overall revenue stream, they may result in a temporary increase in our revenues in the period in which they are recognized.

Fourth Quarter and Year End 2021 Results
P10
11

Organic Fee-Paying AUM Growth Model (1)

Long-Term Contractually Locked Up Funds Ensure Highly Sticky FPAUM Base


13.4
2.8
0.4
(0.3)
16.3
0.9
0.3
(0.2)
17.3
Dec-20 PF
Raised
Deployed
Stepdowns Expirations NAV
Sep-21 A
Raised
Deployed
Stepdowns Expirations NAV
Dec-21 A

Breakdown of FPAUM Flows

Increase / Decrease	Impact	Description
Capital Raised	⬆⬆	Represents new commitments to funds that earn fees on a committed capital fee base
Capital Deployed	⬆	In certain vehicles, fees are based on capital deployed, as such increasing FPAUM
NAV Change (2)	–	NAV change consists primarily of the impact of market value appreciation (depreciation) from vehicles that earn fees on a NAV basis
Scheduled Fee Base Stepdowns (3)	⬇	Contractual reduction in fee base – timing known at outset of vehicle launch. Most vehicles do not change the charging basis from committed to invested capital upon stepdown
Fee Period Expirations (3)	⬇	Decreases in FPAUM due to fund expirations

Notes:
1. Organic FPAUM is calculated on a pro forma basis assuming the acquisitions of Five Points, TrueBridge, Enhanced, Bonaccord, and Hark were completed as of January 1, 2020.
2. NAV change impact on P10's overall FPAUM is de minimis and relates to only one vehicle. For simplicity, the NAV change impact on FPAUM is grouped with the Stepdown and Expiration amounts (the NAV change in FY 2021 was ~$13M).
3. Decreases in FPAUM from Fee Based Stepdowns and Expirations are combined with NAV Changes in the above graph. FY 2021 Stepdowns and Expirations were -$485M and -$61M, respectively.

Fourth Quarter and Year End 2021 Results
P10
12

Premier Private Markets Solutions Provider Exceptionally Well-Positioned in the Private Markets Ecosystem Private Markets Ecosystem We are a specialized private market solutions provider. As LPs entrust us with capital, we strengthen our relationships with high performing, difficult to access fund managers. These relationships drive additional investment opportunities, source more data, enable portfolio optimization, enhance returns, and in turn, attract new LPs. Our position within the private markets ecosystem is reinforced by our synergistic multi-asset class solutions extracting sourcing opportunities from our vast network of GPs and portfolio companies. GP Primary Solutions GP Limited Partners (LPs) GP Public Pensions Endowments & Foundations Family Offices Corporate Pensions Direct & Co-Investments GP GP GP High Net Worth Financial Institutions GP Wealth Managers Sovereign Wealth Funds GP Secondary Investments GP GP Synergistic Multi-Asset Class Private Market Solutions Large, Global, High Quality LP Base of 2,400+ Proprietary Database and Analytics Platform Supported Institutional and High Net Worth Investors by Seasoned Team of 93 Investment Professionals Network of 220+ GPs Driving Cross-Solution Sourcing Opportunities 13 Fourth Quarter and Year End 2021 Results

Premier Private Markets Solutions Provider

Comprehensive Suite of Private Market Vehicles[1]

	Primary Solutions	Direct and Co-Investments	Secondary Investments
Asset Classes	• Private Equity • Venture Capital	• Private Equity • Venture Capital • Private Credit • Impact Investing	• Private Equity
Structure Description	• Invests in diversified portfolio of funds across asset classes with defined investment strategies	• Direct and Co-investments alongside leading GPs • Invests in secured unitrache, second lien, mezzanine loans and equity • GP Stakes	• Secondary purchaser of LP interests in private equity funds • Focused exclusively on middle and lower middle market private equity funds
Value Proposition	• Provides instant fund diversification to investors • Differentiated access to relationship-driven VC middle and lower middle market sectors • Specialized underwriting skills and expertise to select the best managers • Offered in both commingled investment vehicles and customized separate accounts • Robust database and analytics platform	• Extensive built-in network of fund managers results in significant actionable deal flow • Deals sourced from GP relationships and trusted advisors with preferred economic terms • Ability to leverage extensive fund manager diligence and insights as part of investment selection process • Well-diversified portfolio across industry, sponsor, and geography • Offered in both commingled investment vehicles and customized separate accounts • Robust database and analytics platform	• Ability to purchase interests at a discount • Leverages RCP's position in the private equity ecosystem • Ability to leverage extensive fund manager diligence and insights as part of investment selection process • Shorter holding period and earlier cash returns • Countercyclical nature • Reduced blind pool risk • Offered through commingled investment vehicles • Robust database and analytics platform
FPAUM[2] ($Bn)	$10.7Bn	$5.3Bn	$1.3Bn

Notes:

1. **Any discussion in this Presentation of past, committed to, or potential transactions should not be relied upon as any indication of future deal flow. There can be no assurance that any potential transactions described herein will be consummated. Diversification does not guarantee a profit or protect against a loss in declining markets.**
2. **FPAUM as of December 31, 2021.**

Fourth Quarter and Year End 2021 Results

P10

14

Fee Paying Assets Under Management Across Diversified Vehicles

Multi-Asset Investment Platform with Strong Organic Growth

Diversified Base and Growth Across Vehicles

FPAUM Composition
(As of Q4'21)


Total FPAUM
$17.3Bn

- Primary Solutions 62%
- Direct & Co-Investments 31%
- Secondary Investments 7%

Organic FPAUM Growth (1)
(From 2020PF to Q4'21)


Organic
FPAUM Growth
$3.9Bn

- Primary Solutions 60%
- Direct & Co-Investments 29%
- Secondary Investments 11%

Key Metrics

Primary Solutions

$10.7Bn
FPAUM as of Q4'21

28%
Organic FPAUM CAGR
Q4'20 PF – Q4'21 A

Direct & Co-Investments

$5.3Bn
FPAUM as of Q4'21

28%
Organic FPAUM CAGR
Q4'20 PF – Q4'21 A

Secondary Investments

$1.3Bn
FPAUM as of Q4'21

49%
Organic FPAUM CAGR
Q4'20 PF – Q4'21 A

Notes:
1. Organic FPAUM is calculated on a pro forma basis assuming the acquisitions of Five Points, TrueBridge, Enhanced, Bonaccord, and Hark were completed as of January 1, 2020.

Fourth Quarter and Year End 2021 Results

P10

15

Financial Highlights Fourth Quarter and Year End 2021 Results

Consolidated Statements of Operations Notes: 1. The consolidated statements of operations for the three months ended 12/31/2020 and 12/31/2021 are unaudited 17 Fourth Quarter and Year End 2021 Results

Non-GAAP Financial Measures (unaudited)

(Dollars in thousands except share and per share amounts)	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020	Twelve Months Ended December 31, 2021	Twelve Months Ended December 31, 2020	Q4'21 vs Q4'20	FY'21 vs FY'20
GAAP Net Income	**$ 1,507**	**$ 20,620**	**$ 10,767**	**$ 23,806**	**-93%**	**-55%**
Add back (Subtract):						
Depreciation & amortization	8,049	5,944	30,703	15,571	35%	97%
Interest expense, net [(1)]	21,079	4,451	37,497	11,720	374%	220%
Income tax benefit	(10,224)	(25,324)	(7,070)	(26,837)	N/A	N/A
Non-recurring expenses	4,974	6,420	8,807	9,832	-23%	-10%
Non-cash stock based compensation	965	192	2,416	714	402%	238%
Adjusted EBITDA	**26,350**	**12,303**	**83,120**	**34,806**	**114%**	**139%**
Less:						
Cash interest expense, net	(4,286)	(3,527)	(17,997)	(9,699)	22%	86%
Cash income taxes, net of tax paid related to acquisitions	(115)	(231)	(2,308)	(1,169)	-50%	97%
Adjusted Net Income	**21,949**	**8,545**	**62,815**	**23,938**	**157%**	**162%**
ANI Earnings per Share						
Weighted average shares outstanding, basic	102,916	62,465	72,660	62,465		
Weighted average shares outstanding, diluted	119,571	102,832	112,331	81,435		
ANI per share	$ 0.21	$ 0.14	$ 0.86	$ 0.38	50%	126%
Diluted ANI per share	$ 0.18	$ 0.08	$ 0.56	$ 0.29	125%	93%

(1) Includes Interest expense, net, Interest expense implied on notes payable to sellers and Loss on extinguishment of debt as shown on the Consolidated Statements of Operations.

Above is a calculation of our unaudited non-GAAP financial measures. These are not measures of financial performance under GAAP and should not be construed as a substitute for the most directly comparable GAAP measures, which are reconciled in the table above. These measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these measures in isolation or as a substitute for GAAP measures. Other companies may calculate these measures differently than we do, limiting their usefulness as a comparative measure.

We use Adjusted Net Income, or ANI, as well as Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) to provide additional measures of profitability. We use the measures to assess our performance relative to our intended strategies, expected patterns of profitability, and budgets, and use the results of that assessment to adjust our future activities to the extent we deem necessary. ANI reflects our actual cash flows generated by our core operations. ANI is calculated as Adjusted EBITDA, less actual cash paid for interest (net of interest accelerated related to debt payoff in Q4 2021) and federal and state income taxes.

In order to compute Adjusted EBITDA, we adjust our GAAP Net Income for the following items:

- Expenses that typically do not require us to pay them in cash in the current period (such as depreciation, amortization and stock-based compensation)
- The cost of financing our business [continued in next column]
- Non-Recurring Transaction Fees include the following:
  - Acquisition-related expenses which reflect the actual costs incurred during the period for the acquisition of new businesses, which primarily consists of fees for professional services including legal, accounting, and advisory
  - Registration-related expenses include professional services associated with our prospectus process incurred during the period, and does not reflect expected regulatory, compliance, and other costs which may be incurred subsequent to our Initial Public Offering, and
- The effects of income taxes.

Adjusted Net Income reflects the cash payments made for interest, which differs significantly from total interest expense that includes non-cash interest on the non-interest-bearing Seller Notes related to our acquisitions of RCP 2 and RCP 3 and in the fourth quarter 2021 accelerated interest and, prepayment penalties associated with early retirement of debt.. Similarly, the cash income taxes paid during the periods is significantly lower than the net income tax benefit, which is primarily comprised of deferred tax expense.

Fully Diluted ANI EPS calculations include the total of all common shares, stock options under the treasury stock method, and the redeemable non-controlling interests of P10 Intermediate converted to Class B stock as of each period presented.

Fourth Quarter and Year End 2021 Results

P10

18

Consolidated Balance Sheets December 31, 2021 December 31, 2020 (Dollars in thousands except share amounts) Assets Cash and cash equivalents $ 40,916 $ 11,773 Restricted cash 2,566 1,010 Accounts receivable 1 1,590 2,494 Note receivable 2,552 - Due from related parties 3,621 2,667 Investment in unconsolidated subsidiaries 1,803 2,158 Prepaid expenses and other assets 4,759 3,368 Property and equipment, net 981 1,124 Right-of-use assets 1 4,789 6,491 Deferred tax assets, net 4 7,523 37,621 Intangibles, net 128,788 143,738 Goodwill 416,329 369,982 Total assets $ 676,217 $ 582,426 Liabilities And Stockholders' Equity Liabilities Accounts payable $ 401 $ 1,103 Accrued expenses 1 2,474 12,505 Due to related parties 2,258 1,607 Other liabilities 1,808 254 Contingent consideration 2 2,963 593 Deferred revenues 1 2,953 10,347 Lease liabilities 1 5,700 7,682 Debt obligations 212,496 290,055 Total liabilities 281,053 324,146 Commitments And Contingencies Redeemable Noncontrolling Interest - 198,439 Stockholders' Equity Common stock - $0.001 par value; 0 shares authorized or outstanding in 2021 with 110,000,000 shares authorized and $ - $ 63 62,587,823 issued and outstanding as of December 31, 2020 Class A common stock, $0.001 par value; 510,000,000 shares authorized and 34,464,920 shares issued and outstanding as of 34 - December 31, 2021 and 0 shares authorized or outstanding in 2020 Class B common stock, $0.001 par value; 180,000,000 shares authorized and 82,727,827 shares issued and outstanding as of 83 - December 31, 2021 and 0 shares authorized or outstanding in 2020 Treasury stock (273) (273) Additional paid-in-capital 650,405 324,310 Accumulated deficit (255,085) (264,259) Total stockholders' equity 395,164 59,841 Total Liabilities And Stockholders' Equity $ 676,217 $ 582,426 19 Fourth Quarter and Year End 2021 Results

Consolidated Statements of Cash Flows Twelve Months Ended (Dollars in thousands) December 31, 2021 December 31, 2020 Cash Flows From Operating Activities Net income 10,767 23,806 Adjustments to reconcile net income to net cash provided by operating activities: Stock-based compensation 3,528 714 Non-cash incentive compensation 1,396 - Depreciation expense 272 105 Amortization of intangibles 30,431 15,466 Amortization of debt issuance costs and debt discount 15,247 2,040 Income from unconsolidated subsidiaries (1,087) - Benefit for deferred tax (9,902) (30,274) Loss on extinguishment of debt 4,813 - Remeasurement of contingent consideration 3,472 - Change in operating assets and liabilities (details available in quarterly filing) (6,867) (1,188) Net cash provided by operating activities 52,070 10,669 Cash Flows From Investing Activities Acquisitions, net of cash acquired (42,850) (213,909) Purchase of intangible assets (30) - Note receivable (2,552) - Investments in unconsolidated subsidiaries (2,638) - Proceeds from investments in unconsolidated subsidiaries 4,080 - Post-closing payments related to acquisitions (1,519) (250) Purchases of property and equipment (129) (34) Net cash used in investing activities (45,638) (214,193) Cash Flows From Financing Activities Issuance of redeemable noncontrolling interests - 46,353 Repayment of notes payable to sellers (9,406) - Repayment of loans payable (31,658) - Borrowings on debt obligations 252,873 159,350 Repayments on debt obligations (305,002) (4,798) Payments to repurchase shares under employee stock plan (1,112) - Payment of preferred stock dividends (2,313) - Proceeds from initial public offering 138,000 - Payment of initial public offering underwriting fees (8,637) - Payments of contingent consideration (727) - Deferred issuance costs (3,350) - Debt issuance costs (4,401) (4,064) Net cash provided by financing activities 24,267 196,841 Net change in cash and cash equivalents and restricted cash 30,699 (6,683) Cash And Cash Equivalents And Restricted Cash, Beginning of Period 12,783 19,466 Cash And Cash Equivalents And Restricted Cash, End of Period 43,482 12,783 20 Fourth Quarter and Year End 2021 Results

Tax Assets Combination of Intangible Assets, Goodwill, and NOLs Generating Sustained, Long-Term Tax Benefits Commentary Long-Term Tax Benefits Tax Assets (Dec-21) ì Tax basis intangible assets and tax-deductible goodwill – which are more than half of our tax assets – are available to reduce federal income tax ratably over the next fifteen years $220M Federal ì Management plans to pursue disciplined growth through NOLs acquisitions, which creates a step-up in basis that will likely generate additional intangibles and goodwill amortization Tax Assets that provides an additional federal and state tax deduction over fifteen years $541M ì Federal NOLs are generally expected to be fully utilized $321M before expiration Goodwill & Intangibles Remaining Tax ì With annual tax amortization and the use of the remaining (1) Amortization NOL balance, the Company anticipates federal taxable (2) income at $0 for several years Notes: 1. Goodwill and intangibles remaining tax amortization is the goodwill and intangibles balance net of tax amortization deducted from inception through December 31, 2021. 2. While we anticipate $0 of federal taxable income for several years, we will have some state and local income taxes. 21 Fourth Quarter and Year End 2021 Results

Highly Compelling Value Proposition Attractive Investment Thesis Premier, specialized private markets solutions provider operating in large and growing markets with increasing investor allocations Highly recurring revenue composed almost entirely of management and advisory fees earned primarily on committed capital from long-term, contractually locked up funds Strong investment performance across private markets driven by experience, investment process and data advantage supporting the ability to grow and attract future funds Attractive and growing revenue base with highly recurring and well diversified revenue and strong margins Experienced management team with significant insider ownership, proven M&A track record, supported by deep bench of investment talent 22 Fourth Quarter and Year End 2021 Results

Key Terms & Supplemental Information Below is a description of our unaudited non-GAAP financial measures. These are not measures of financial performance under GAAP and should not be construed as a substitute for the most directly comparable GAAP measures. These measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these measures in isolation or as a substitute for GAAP measures. Other companies may calculate these measures differently than we do, limiting their usefulness as a comparative measure. Fee Paying Assets Under Management (FPAUM): FPAUM reflects the assets from which we earn management and advisory fees. Our vehicles typically earn management and advisory fees based on committed capital, and in certain cases, net invested capital, depending on the fee terms. Management and advisory fees based on committed capital are not affected by market appreciation or depreciation. Adjusted EBITDA: In order to compute Adjusted EBITDA, we adjust our GAAP net income for the following items: · Expenses that typically do not require us to pay them in cash in the current period (such as depreciation, amortization and stock-based compensation); · The cost of financing our business; · Acquisition-related expenses which reflects the actual costs incurred during the period for the acquisition of new businesses, which primarily consists of fees for professional services including legal, accounting, and advisory, as well as bonuses paid to employees directly related to the acquisition; · Registration-related expenses includes professional services associated with our prospectus process incurred during the period, and does not reflect expected regulatory, compliance, and other costs associated with which may be incurred subsequent to our Initial Public Offering; and · The effects of income taxes Adjusted Net Income (ANI): · We use Adjusted Net Income, or ANI, as well as Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) to provide additional measures of profitability. We use the measures to assess our performance relative to our intended strategies, expected patterns of profitability, and budget and use the results of that assessment to adjust our future activities to the extent we deem necessary. ANI reflects our actual cash flows generated by our core operations. ANI is calculated as Adjusted EBITDA, less actual cash paid for interest and federal and state income taxes. Fully Diluted ANI EPS: Fully diluted Adjusted Net Income earnings per share is a calculation that assumes all the Company’s securities were converted into shares, not just shares that are currently outstanding. Net IRR: Refers to Internal rate of return net of fees, carried interest and expenses charged by both the underlying fund managers and each of our solutions. Net ROIC: Refers to return on invested capital net of fees and expenses charged by both the underlying fund managers and each of our solutions. Fund Size: Refers to the total amount of capital committed by investors to each fund disclosed. Called Capital: Refers to the amount of capital provided from investors, expressed as a percent of the total fund size. Supplemental Share Information: Class A shares (CUSIP # 69376K106) trade on the NYSE as PX and have one vote per share. Class B shares (CUSIP # 69376K205) are not tradeable in the open market and have ten votes per share. The Class B shares are convertible at any time at the option of the holder into Class A shares on a one-for-one basis, irrespective of whether or not the holder is planning to sell shares at that time. All previous shareholders of P10 Holdings, Inc. (OTC: PIOE) had their shares converted to Class B shares of P10 at the time the Company was listed on the NYSE. The simplest way to sell Class B shares is to first contact your broker and convert them to Class A shares, which can then be sold on the NYSE. Further note that Class B shares held by P10 insiders are under a lock up agreement. Please refer to our amended and restated certificate of incorporation for a full description of the Class A and Class B shares. Ownership Limitations: P10’s Certificate of Incorporation contains certain provisions for the protection of tax benefits relating to P10’s net operating losses. Such provisions generally void transfers of shares that would result in the creation of a new 4.99% shareholder or result in an existing 4.99% shareholder acquiring additional shares of P10. 23 Fourth Quarter and Year End 2021 Results

Disclaimers Performance Disclaimer The historical performance of our investments should not be considered as indicative of the future results of our investments or our operations or any returns expected on an investment in our Class A common stock. In considering the performance information contained in this prospectus, prospective Class A common stockholders should be aware that past performance of our specialized investment vehicles or the investments that we recommend to our investors is not necessarily indicative of future results or of the performance of our Class A common stock. An investment in our Class A common stock is not an investment in any of our specialized investment vehicles. In addition, the historical and potential future returns of specialized investment vehicles that we manage are not directly linked to returns on our Class A common stock. Therefore, you should not conclude that continued positive performance of our specialized investment vehicles or the investments that we recommend to our investors will necessarily result in positive returns on an investment in our Class A common stock. However, poor performance of our specialized investment vehicles could cause a decline in our ability to raise additional funds and could therefore have a negative effect on our performance and on returns on an investment in our Class A common stock. The historical performance of our funds should not be considered indicative of the future performance of these funds or of any future funds we may raise, in part because: • market conditions and investment opportunities during previous periods may have been significantly more favorable for generating positive performance than those we may experience in the future; • the performance of our funds is generally calculated on the basis of net asset value of the funds’ investments, including unrealized gains, which may never be realized; • our historical returns derive largely from the performance of our earlier funds, whereas future fund returns will depend increasingly on the performance of our newer funds or funds not yet formed; • our newly established funds typically generate lower returns during the period that they initially deploy their capital; • changes in the global tax and regulatory environment may affect both the investment preferences of our investors and the financing strategies employed by businesses in which particular funds invest, which may reduce the overall capital available for investment and the availability of suitable investments, thereby reducing our investment returns in the future; • in recent years, there has been increased competition for investment opportunities resulting from the increased amount of capital invested in private markets alternatives and high liquidity in debt markets, which may cause an increase in cost and reduction in the availability of suitable investments, thereby reducing our investment returns in the future; and • the performance of particular funds also will be affected by risks of the industries and businesses in which they invest. Enhanced Capital Performance Disclosures: • Impact Credit Net returns are calculated by modeling a bridge from Gross to Net, assuming .75x leverage, leverage cost of 4% per annum, 1.5% management fee on capital deployed, 15% carried interest above 7% hurdle • Impact Equity excludes Low-Income Housing Tax Credits and New Markets Tax Credits which are not offered to non-bank investors • Historic Tax Credit deals with a 1-year credit assume a 0% Management Fee and a 30% Profit Share. Historic Tax Credit deals with a 5-year credit assume a 0.5% Management Fee and a 20% Profit Share • IRRs for Historic Tax Credit transactions are not recorded as the credits trade at a discount to par. The IRRs reflected only represent Renewable Energy Tax Credit transactions and are the product of a very short hold period 24 Fourth Quarter and Year End 2021 Results

CONTACT US DALLAS OFFICE Office: 4514 Cole Avenue Suite 1600 Dallas, Texas 75205 Tel: 214.865.7998 Website: p10alts.com Email: info@p10alts.com Fourth Quarter and Year End 2021 Results